UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant	☒
Filed by a party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CYNERGISTEK, INC.
(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☐	No fee required.
☒	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

SUPPLEMENT TO THE PROXY STATEMENT FOR

THE SPECIAL MEETING OF STOCKHOLDERS OF CYNERGISTEK, INC.

TO BE HELD ON AUGUST 31, 2022

On July 25, 2022, CynergisTek, Inc. (“CynergisTek” or the “Company”) filed a Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”) with the Securities and Exchange Commission (“SEC”) in connection with the Agreement and Plan of Merger dated May 23, 2022 (as it may be amended from time to time, the “Merger Agreement”) by and among CynergisTek, Clearwater Compliance LLC, a Tennessee limited liability company (“Parent”), and Clearwater Compliance Acquisition Company I, a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Subject to the terms and conditions of the Merger Agreement, Merger Sub will merge with and into CynergisTek, as a result of which the separate corporate existence of Merger Sub will cease, with CynergisTek continuing as the surviving corporation (the “Merger”) and a wholly owned subsidiary of Parent. The special meeting of CynergisTek stockholders will be held on August 31, 2022, at 3:00 p.m. Central Daylight Time, to, among other things, act on the proposal to approve and adopt the Merger Agreement and approve the Merger, as disclosed in the Proxy Statement.

Between July 26, 2022 and August 10, 2022, the Company received six demand letters from putative stockholders alleging that there were material disclosure deficiencies in the Proxy Statement and demanding that certain corrective disclosures be made by amendment or supplement to the Proxy Statement.

CynergisTek believes that the allegations made in the demand letters are without merit and that no supplemental disclosures are required under applicable law. However, to avoid nuisance, potential expense and delay from potential lawsuits and to provide additional information to CynergisTek’s stockholders and without admitting any liability or wrongdoing, CynergisTek has determined to voluntarily supplement the Proxy Statement with the disclosures set forth herein. Nothing in this supplement shall be deemed an admission of the legal necessity or materiality under applicable law of any of the disclosures set forth herein. CynergisTek specifically takes the position that no disclosure demanded in the demand letters is required to supplement the Proxy Statement under applicable law.

Supplement to Proxy Statement

The following supplemental disclosures should be reviewed in conjunction with the disclosures in the Proxy Statement, which should be carefully read in its entirety. To the extent information set forth herein differs from or updates information contained in the Proxy Statement, the information contained herein supersedes the information contained in the Proxy Statement. Any defined terms used but not defined herein have the meanings set forth in the Proxy Statement.

The below supplemental disclosure replaces the first full paragraph on page 33 of the Proxy Statement under the heading “The Merger—Background of the Merger”

During the period between May 20, 2022 and May 23, 2022, representatives of AGC, CynergisTek and Kirton McConkie negotiated the terms of a proposed amended and restated engagement letter with AGC. AGC had previously been engaged by CynergisTek in December 2019 to provide financial advisory services in analyzing and evaluating the business, operations and financial position of CynergisTek and its strategic alternatives. CynergisTek paid AGC a total of $126,644 for the services provided under that initial engagement (inclusive of reimbursed expenses), and the tail provisions of the previous engagement letter entitled AGC to receive a fee in connection with the proposed Merger.  Under the terms of the amended and restated engagement letter, AGC has been engaged to assist CynergisTek in soliciting and evaluating bids from third parties during the “go-shop” period, and the term of AGC’s engagement has been extended, but AGC will be entitled only to one transaction fee, whether in connection with the proposed Merger or an alternative transaction, as a result of its efforts during the “go-shop” period. The transaction fee to be paid under the amended and restated engagement letter would be $1,000,000.

In addition, under the terms of the amended and restated engagement letter, CynergisTek agreed to reimburse AGC for certain of its expenses and to indemnify AGC and related persons against various potential liabilities, including certain liabilities that may arise in connection with AGC’s engagement.  CynergisTek selected AGC to be its financial advisor during the go-shop period on the basis of AGC’s experience, familiarity with CynergisTek and the existing fee arrangement discussed above in this paragraph that would entitle AGC to a transaction fee in connection with the proposed Merger.  AGC has not previously provided financial or other services to Parent, Altaris or their respective affiliates.  The amended and restated engagement letter with AGC was signed by the parties on May 23, 2022.

The below supplemental disclosure follows the second full paragraph on page 47 of the Proxy Statement under the heading “The Merger—Opinion of Craig Hallum Capital Group LLC—Analysis of Comparable Publicly Traded Companies”

EV / Revenue
	LTM	2022	2023
Cross Country Healthcare, Inc. (CCRN)	0.4x	0.3x	0.4x
The Hackett Group, Inc. (HCKT)	2.1x	2.0x	1.8x
Resources Connection, Inc. (RGP)	0.7x	0.6x	NA
NNIT A/S (CPSE: NNIT)	0.7x	0.7x	0.7x
Computer Task Group, Incorporated (CTG)	0.3x	0.3x	0.2x
Smart Employee Benefits Inc. (TSXV:SEB)	0.9x	NA	NA
GSE Systems, Inc. (GVP)	0.5x	NA	NA

The below supplemental disclosure follows the first full paragraph on page 50 of the Proxy Statement under the heading “The Merger—Opinion of Craig Hallum Capital Group LLC —Discounted Cash Flow Analysis”

Terminal value assumptions are calculated by taking the range of LTM Revenue and LTM EBITDA multiples, as referenced in this Discounted Cash Flow Analysis section, and multiplying those ranges with estimated 2026 Revenue and 2026 Adjusted EBITDA as estimated by management.

($ in millions)
Assumption
CTEK Net Debt[1]	$(0.8)
Share Count	13.9

(1)CTEK Net Debt includes an earnout liability which is not a traditional debt instrument.

The below supplemental disclosure replaces the fifth full paragraph on page 50 of the Proxy Statement under the heading “The Merger—Opinion of Craig Hallum Capital Group LLC—Miscellaneous”

Under the terms of an amended engagement letter dated May 10, 2022, CynergisTek has agreed to pay Craig-Hallum a fee of $250,000 for rendering its opinion, which was payable upon the delivery of Craig-Hallum’s opinion. No part of Craig-Hallum’s fee for such opinion is conditioned upon the conclusion expressed in its opinion, and no part of Craig-Hallum’s fee for such opinion is conditioned upon the successful closing of the Merger. In addition, CynergisTek agreed to reimburse Craig-Hallum for certain of its expenses and to indemnify Craig-Hallum and related persons against various potential liabilities, including certain liabilities that may arise in connection with Craig-Hallum’s engagement.

The below supplemental disclosure follows the sixth full paragraph on page 50 of the Proxy Statement under the heading “The Merger—Opinion of Craig Hallum Capital Group LLC—Miscellaneous”

The following table sets forth the total amount of fees paid by CynergisTek to Craig-Hallum for the aforementioned investment banking and financial advisory services prior to rendering its opinion.

Compensation
2019 Fairness Opinion	$165,000.00
October 2020 ATM Offering	$60,821.37
September 2021 ATM Offering	$43,011.75
Total Compensation	$269,833.12

Additional Information and Where to Find It

In connection with the proposed Merger, the Company has filed with the SEC the Proxy Statement for the special meeting of its stockholders and may file other relevant documents with the SEC regarding the proposed Merger.  This communication is not a substitute for the Proxy Statement or any other document that the Company may file with the SEC.  The Proxy Statement was mailed to the Company’s stockholders commencing on or about July 25, 2022.  STOCKHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.

Stockholders may obtain a free copy of the Proxy Statement and any amendments or supplements thereto and other documents filed by the Company (when they become available) at the SEC’s web site at http://www.sec.gov. In addition, the Proxy Statement and such other documents may also be obtained for free from the Company on its website at www.cynergistek.com/investor-relations/, or by directing such request to InvestorRelations@cynergistek.com.

Participants in the Solicitation

The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed Merger. A list of the names of such directors and executive officers, information concerning such participants’ ownership of the Company’s common stock, and any direct or indirect interest they have in the proposed Merger (by security holdings or otherwise) is set forth in the Proxy Statement.  Additional information about the direct or indirect interests of those participants may be included in other documents filed with the SEC regarding the proposed Merger, if and when they become available.  Free copies of these materials may be obtained as described in the preceding paragraph.

Cautionary Note Regarding Forward Looking Statements

Statements made in this supplement that are not historical facts and any statements about future expectations, plans, and prospects for the Company, including statements containing the words “believes,” “will,” “anticipates,” “plans,” “expects,” and similar expressions, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the risk that the proposed Merger may not be completed in a timely manner, or at all, which may adversely affect the Company’s business and the price of its common stock; the failure to satisfy all of the closing conditions of the proposed Merger, including the approval of the Merger Agreement by the Company’s stockholders; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; the effect of the announcement or pendency of the proposed Merger on the Company’s business, operating results, and relationships with customers, suppliers, competitors and others; risks that the proposed Merger may disrupt the Company’s current plans and business operations; potential difficulties retaining employees as a result of the proposed Merger; risks related to the diverting of management’s attention from the Company’s ongoing business operations; the outcome of any legal proceedings that may be instituted against the Company related to the Merger Agreement or the proposed Merger; risks relating to product development and commercialization, limited demand for the Company’s products and services, limited number of customers, risks associated with competition, uncertainties associated with regulatory agency approvals, competitive pricing pressures, downturns in the economy, acquisition-related risks; and other factors discussed in the Company’s most recent quarterly and annual reports filed with the SEC. In addition, the forward-looking statements included in this filing represent the Company’s views as of the date of this document. While the Company anticipates that subsequent events and developments will cause the Company’s views to change, the Company specifically disclaims any obligation to update these forward-looking statements. These forward-looking statements should not be relied upon as representing the Company’s views as of any later date.